EXHIBIT 4.12

IMMUNOMEDICS, INC.

FORM OF WARRANT AGREEMENT

[COMMON/PREFERRED] STOCK

Dated as of

FORM OF WARRANT AGREEMENT FOR [COMMON/PREFERRED] STOCK

This Agreement is made as of [            ], by and between Immunomedics, Inc., a Delaware corporation (the “Company”), and [            ] (the “Holder”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Company deems it advisable to issue the Holder warrants (the “Warrants”) entitling the Holder to purchase an aggregate of [            ] shares of [common stock of the Company, par value $0.01 per share (“Common Stock”)/preferred stock of the Company, par value $0.01 per share (“Preferred Stock”)]. The shares of [Common/Preferred] Stock issued upon exercise of the Warrants are referred to as the “Warrant Shares;” and

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ISSUANCE, EXECUTION, EXPIRATION AND TRANSFER OF WARRANT

CERTIFICATES

Section 1.01 Form of Warrant Certificates. The Warrants shall be evidenced by certificates in temporary or definitive fully registered form (the “Warrant Certificates”) substantially in the form of Exhibit A hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, as consistent herewith as may be determined by the officers executing such Warrant Certificates as evidenced by their execution of the Warrant Certificates. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase the number of Warrant Shares stated therein, adjusted as provided for in Article III hereof, upon payment of the Exercise Price (as defined in Section 2.01).

Section 1.02 Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or a Vice President of the Company, shall have the Company’s seal or a facsimile thereof affixed or imprinted thereon and shall be attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. In case any officer of the Company whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

Section 1.03 Issuance, Delivery and Registration of Warrant Certificates. The Company shall issue and deliver to the Holder or its designee(s) a Warrant Certificate representing the Warrants, in substantially the form of Exhibit A hereto. Additionally, the Company shall sign and deliver Warrant Certificates upon exchange, transfer or substitution for one or more previously signed Warrant Certificates as hereinafter provided. The Company shall maintain books for the registration of transfer and registration of Warrant Certificates (the “Warrant Register”).

Section 1.04 Transfer and Exchange of Warrant Certificates. The Company, from time to time, shall register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the principal office of the Company of Warrant Certificates accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Warrantholder or the Warrantholder’s attorney duly authorized in writing, and evidence, satisfactory to the Company, of compliance with the provisions of this Section 1.04. Upon any such registration of transfer, a new Warrant Certificate shall be signed by the Company and issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company. Warrant Certificates may be exchanged at the option of the holder thereof, upon surrender, properly endorsed, at the principal office of the Company, with written instructions, for other Warrant Certificates signed by the Company entitling the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase in the aggregate a like number of shares of [Common/Preferred] Stock as the Warrant Certificate so surrendered. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such exchange or transfer.

ARTICLE II

SHARES OF [COMMON/PREFERRED] STOCK ISSUABLE, EXERCISE PRICE,

EXPIRATION DATE AND EXERCISE OF WARRANTS

Section 2.01 Warrant Shares Issuable; Exercise Price; Expiration Date. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company at any time from [            ] (the “Effective Date”) to the close of business on the [            ] anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) the number of Warrant Shares stated therein, adjusted as provided in Article III, upon payment of $[            ] per share, adjusted as provided in Article III. Such price, as in effect from time to time as provided in Article III, is referred to as the “Exercise Price.” Each Warrant not exercised during the period set forth above shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease, at the end of such period. For purposes of this Agreement, the term

“Business Day” means any day of the week other than a Saturday, Sunday or a day which in the City of New York or in the city in which the principal office of the Company is located shall be a legal holiday or a day on which banking institutions are authorized or required by law to close.

Section 2.02 Exercise of Warrants. (a) Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the principal office of the Company, with the Election to Exercise form set forth on the reverse of the Warrant Certificate duly completed and signed, and by paying in full to the Company (i) in cash, or (ii) by certified or official bank check, or (iii) by any combination of the foregoing, the Exercise Price for each Warrant Share as to which Warrants are then being exercised and any applicable taxes, other than taxes that the Company is required to pay hereunder. A Warrantholder may exercise such holder’s Warrant for the full number of Warrant Shares issuable upon exercise thereof or any lesser number of whole Warrant Shares.

(b) As soon as practicable after the exercise of any Warrants and payment by the Warrantholder of the full Exercise Price for the Warrant Shares as to which such Warrants are then being exercised, the Company shall requisition from the transfer agent of the shares of [Common/Preferred] Stock and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full Warrant Shares to which such Warrantholder is entitled, registered in the name of such Warrantholder or as such Warrantholder shall direct. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in Section 2.04, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of Warrant Shares as to which such Warrant shall not have been exercised. The Company will cancel all Warrants so surrendered.

(c) Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant Certificate was surrendered to the Company and payment of the Exercise Price and any applicable taxes was made to the Company, irrespective of the date of delivery of such certificate for Warrant Shares.

(d) All Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company will not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the Warrantholder. In such case, the Company will not be required to issue any certificate for Warrant Shares until the person or persons requesting the same shall have paid to the Company the amount of any such tax or shall have established to the Company’s satisfaction that the tax has been paid or that no tax is due.

Section 2.03 Conversion of Warrants. (a) In lieu of the payment of the Exercise Price in the manner set forth in Section 2.02, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into Warrant Shares (the “Conversion Right”) as provided for in this Section 2.03. If so elected by the Holder by compliance with the provisions of Section 2.03(b) below, upon exercise of the

Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of Warrant Shares equal to the number obtained by (i) subtracting the Exercise Price for one Warrant Share under the terms of this Warrant from the Current Market Price (as defined in Section 2.03(c) below) of one Warrant Share at the time the Conversion Right is exercised; (ii) multiplying the difference obtained in (i) by the number of Warrant Shares as to which this Warrant is exercisable or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised; and (iii) dividing the product obtained in (ii) by the Current Market Price of one Warrant Share at the time the Conversion Right is exercised.

(b) The Conversion Right provided under this Section 2.03 may be exercised, in whole or in part, at any time and from time to time, while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant with the Cashless Exercise Form, a copy of which is attached hereto, duly executed. The presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay all or any portion of the aggregate purchase price payable for the shares of [Common/Preferred] Stock as to which such Conversion Right is being exercised. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant for conversion in accordance with the foregoing provisions.

(c) For purposes of this Agreement, “Current Market Price” shall mean the Market Price (as defined below) on the relevant date, as long as the national securities exchanges or the Nasdaq National Market or other nationally recognized trading system, as applicable, were open for trading on such date; provided, however, that if the national securities exchanges or the Nasdaq National Market or other nationally recognized trading system were not open for trading on such date, it shall mean the Market Price on the most recent date for which such exchanges or markets were open for trading; and further provided, that if no [Common/Preferred] Stock is then listed or admitted to trading on any national securities exchange or the Nasdaq National Market or other nationally recognized trading system, or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date. The “Market Price” shall mean the amount per share of [Common/Preferred] Stock equal to (a) the average of the high and low sales prices of such [Common/Preferred] Stock on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchanges on which such shares of [Common/Preferred] Stock are then listed or admitted to trading; or (b) if such shares of [Common/Preferred] Stock are not then listed or admitted to trading on any national securities exchange, but are designated as a national market system security by the NASD, the average of the high and low trading prices of the shares of [Common/Preferred] Stock on such date; or (c) if there shall have been no trading on such date or if the shares of [Common/Preferred] Stock are not so designated, the average of the closing bid and asked prices of the shares of [Common/Preferred] Stock on such date as shown by the NASD automated quotation system; or (d) if such shares of [Common/Preferred] Stock are not then listed or admitted to trading on any national exchange or the Nasdaq National Market or other nationally recognized trading system, or quoted in the over-the-counter market, the amount most recently determined by the Company’s Board of Directors to represent the fair market value per share of the [Common/Preferred] Stock (including, without limitation, a determination for purposes of granting [Common/Preferred] Stock options or issuing [Common/Preferred] Stock under an employee benefit plan of the Company), and, upon request of the Holder, the Board of Directors (or a duly authorized representative thereof) shall promptly notify the Holder of the Market Value per share of [Common/Preferred] Stock; notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the date of exercise, then (A) the Board of Directors shall make a determination of the Market Value per share of [Common/Preferred] Stock within 15 days of a request by the Holder that it do so, and (B) the conversion of this Warrant pursuant to this Section 2.03 shall be delayed until such determination is made.

Section 2.04 No Fractional Shares to Be Issued. If more than one Warrant Certificate shall be surrendered for exercise at one time by the same holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. The Warrantholders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. In lieu thereof, the Company will purchase such fractional interest for an amount in cash equal to the current market value of such fractional interest, as reasonably determined by the Board of Directors of the Company.

Section 2.05 Cancellation of Warrants. The Company shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, exchange or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall destroy canceled Warrant Certificates. If the Company shall acquire any of the Warrants, such acquisition shall not operate as a redemption or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Company for cancellation.

ARTICLE III

ADJUSTMENT OF EXERCISE PRICE; MERGER, ACQUISITION, ETC.;

RESERVATION OF SHARES OF [COMMON/PREFERRED] STOCK; PAYMENT OF

TAXES

Section 3.01 Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as provided in this Article III. After each adjustment of the Exercise Price, each Warrantholder shall at any time thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

Section 3.02 Stock Dividends. If the Company shall declare a dividend or any other distribution upon any capital stock which is payable in shares of [Common/Preferred] Stock [of the same class] or securities convertible into shares of [Common/Preferred] Stock [of the same class], the Exercise Price shall be reduced to the quotient obtained by dividing (i) the number of shares of [Common/Preferred] Stock [of the same class] outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of [Common/Preferred] Stock [of the same class] outstanding immediately after such declaration. All shares of [Common/Preferred] Stock [of the same class] and all convertible securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.

Section 3.03 Stock Splits and Reverse Stock Splits. If the Company shall subdivide its outstanding shares of [Common/Preferred] Stock [of the same class] into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company shall combine the outstanding shares of [Common/Preferred] Stock [of the same class] into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately decreased.

Section 3.04 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of the shares of [Common/Preferred] Stock [of the same class] shall be entitled to receive securities or assets with respect to or in exchange for shares of [Common/Preferred] Stock [of the same class], adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, whereby each Warrantholder shall have the right to receive, upon the terms and conditions specified herein and in lieu of the Warrant Shares otherwise receivable upon the exercise of such Warrants, such securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of [Common/Preferred] Stock [of the same class] equal to the number of Warrant Shares otherwise receivable had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of such Warrantholder so that the provisions of this Agreement shall be applicable with respect to any securities or assets thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to each holder of Warrants the obligation to deliver to such holder such securities or assets as such holder may be entitled to receive, subject to payment of the Exercise Price. Notwithstanding any other provision contained herein, the Company may, upon notice and subject to the provisions of Section 4.03 hereof, terminate the Warrants in the event of a consolidation or merger described in this Section 3.04.

Section 3.05 Covenant to Reserve Shares for Issuance on Exercise. (a) The Company will cause an appropriate number of shares of [Common/Preferred] Stock to be duly and validly authorized and reserved and will keep available out of its authorized shares of [Common/Preferred] Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, the full number of shares of [Common/Preferred] Stock, if any, then issuable if all outstanding Warrants then exercisable were to be exercised. The Company covenants that all shares of [Common/Preferred] Stock that shall be so issuable shall be duly and validly issued and, upon payment of the Exercise Price, fully paid and non-assessable. If at any time the number of authorized but unissued shares of [Common/Preferred] Stock shall not be sufficient for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued [Common/Preferred] Stock to such number of shares as shall be sufficient for such purpose. Prior to the issuance of any Warrant Shares, the Company shall secure the listing of such Warrant Shares upon any securities exchange upon which shares of [Common/Preferred] Stock are then listed, if any.

(b) The Company hereby authorizes and directs its current and future transfer agents for the shares of [Common/Preferred] Stock at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes. Promptly after the date of expiration of the Warrants, no shares shall be reserved in respect of such Warrants.

Section 3.06 Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article III, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of [Common/Preferred] Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 3.07 Notice of Change in Securities Issuable, etc. Whenever the securities issuable or deliverable in exchange for Warrants are changed pursuant to this Article III, the Company promptly shall mail to each Warrantholder a notice, executed by its chief financial officer, setting forth in reasonable detail the facts requiring the change and specifying the effective date of such change and the number or amount of, and describing the shares or other securities issuable or deliverable in exchange for, each Warrant as so changed. Failure to publish such notice, or any defect in such notice, shall not affect the legality or validity of any such change.

Section 3.08 References to [Common/Preferred] Stock. Unless the context otherwise indicates, all references to [Common/Preferred] Stock in this Agreement and in the Warrant Certificates, in the event of a change under this Article III, shall be deemed to refer also to any other securities issuable or deliverable in exchange for Warrants pursuant to such change.

ARTICLE IV

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 4.01 No Rights as Stockholders. Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring on any Warrantholder any rights whatsoever as a stockholder of the Company, including the right to vote at, or to receive notice of, any meeting of stockholders of the Company; nor shall the consent of any such holder be required with respect to any action or proceeding of the Company; nor shall any such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the stockholders of the Company prior to the date of the exercise of such Warrant, nor shall such holder have any right not expressly conferred by such holder’s Warrant or Warrant Certificate.

Section 4.02 Mutilated or Missing Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company in its discretion may issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence satisfactory to the Company (and surrender of any mutilated Warrant Certificate) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company in each instance protecting the Company, a new Warrant Certificate of like tenor and exercisable for an equivalent number of shares of [Common/Preferred] Stock as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate at any time shall be enforceable by anyone. An applicant for such a substitute Warrant Certificate also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

Section 4.03 Liquidation, Merger, etc.; Notice to Warrantholders. If: (a) the Company shall authorize the issuance to all holders of [Common/Preferred] Stock [of the same class] of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

(b) the Company shall authorize the distribution to all holders of [Common/Preferred] Stock [of the same class] of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of current earnings, retained earnings or earned surplus or dividends payable in [Common/Preferred] Stock [of the same class]); or

(c) there shall be proposed any consolidation or merger to which the Company is to be a party and for which approval of the holders of [Common/Preferred] Stock is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or such other merger or transaction described in Section 3.04 hereof; or

(d) there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be given to each Warrantholder, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of [Common/Preferred] Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of [Common/Preferred] Stock shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be filed and mailed in the case of a notice pursuant to (i) above at least ten calendar days before the record date specified and in the case of a notice pursuant to clause (ii) above at least 20 calendar days before the earlier of the dates specified. From the time notice is required to be given pursuant to this Section 4.03, the holders of Warrants shall be entitled to exercise such Warrants regardless of the provisions of Section 2.01. Unless assumed by the survivor or successor corporation resulting from any transaction described in Section 4.03(c) hereof, the Warrants shall expire and be of no further force or effect upon consummation of such transaction.

ARTICLE V

MISCELLANEOUS

Section 5.01 Enforcement of Warrant Rights. All rights of action are vested in the respective Warrantholders. Any holder of any Warrant, in his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant and in this Agreement.

Section 5.02 Negotiability and Ownership. From the Effective Date until the expiration of the Warrants, the Warrants issued hereunder shall not be sold, transferred, assigned or hypothecated by the holders thereof except (a) to [            ] and any of its affiliates, or any officers, directors, employees or representatives of the foregoing, or (b) in the case of an individual, pursuant to such individual’s last will and testament or the laws of descent and distribution and, in any case, only in compliance with the Securities Act.

Section 5.03 Warrant Legend. (a) Each Warrant shall contain a legend in substantially the following form:

“THIS WARRANT AND THE SHARES OF [COMMON/PREFERRED] STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED [            ], BETWEEN IMMUNOMEDICS, INC. AND [            ]. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARE OF [COMMON/PREFERRED] STOCK ISSUED UPON EXERCISE OF THIS WARRANT TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES OF [COMMON/PREFERRED] STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THIS ACT.”

(b) Each certificate representing Warrant Shares, unless registered under the Securities Act, shall contain a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL

IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED [            ], BETWEEN IMMUNOMEDICS, INC. AND [            ]. ANY ATTEMPT TO TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE TO ANY UNAUTHORIZED TRANSFEREE SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE.”

Section 5.04 Supplements, Amendments and Waivers. Any term of this Agreement may be supplemented, modified, amended or waived only by an instrument in writing signed by the parties hereto.

Section 5.05 Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 5.06 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Company, to:

Immunomedics, Inc.

300 American Road

Morris Plains, New Jersey

Attention: Ms. Cynthia L. Sullivan, President and Chief Executive Officer

Facsimile: (973) 605-8282

With a copy to:

Cadwalader, Wickersham & Taft LLP

100 Maiden Lane

New York, New York 10038

Attention: Gerald A. Eppner, Esq.

Facsimile: (212) 504-6666

If to the Holder, to:

[Name]

[Address]

[Address]

Attention:  [            ]

Facsimile:   [            ]

Section 5.07 Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrant Certificate shall be governed by the law of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

Section 5.08 Benefits of this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrants any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holders of the Warrants.

Section 5.09 Registered Warrantholders. Prior to due presentment for registration of transfer, the Company may deem and treat the person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The terms “Warrantholder” and “holder of any “Warrants” and all other similar terms used herein shall mean such person in whose name Warrants are registered in the Warrant Register.

Section 5.10 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times for inspection by any Warrantholder at the principal office of the Company. The Company may require any such Warrantholder to submit his Warrant Certificate for inspection by it before allowing such Warrantholder to inspect a copy of this Agreement.

Section 5.11 Headings. The Article and Section headings herein are for convenience only and are not a part of this Agreement and shall not affect the interpretation thereof.

Section 5.12 Counterparts. The Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.

Section 5.13 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

IMMUNOMEDICS, INC.

By:
Name:
Title:

[CORPORATE SEAL]

Attest:
Name:
Title:

HOLDER

By:
Name:
Title:

[CORPORATE SEAL]

Attest:
Name:
Title:

Exhibit A

THIS WARRANT AND THE SHARES OF [COMMON/PREFERRED] STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED [            ], BETWEEN IMMUNOMEDICS, INC. AND [            ]. ANY ATTEMPT TO TRANSFER THIS WARRANT OR ANY SHARE OF [COMMON/PREFERRED] STOCK ISSUED UPON EXERCISE OF THIS WARRANT TO ANY UNAUTHORIZED TRANSFEREE, SHALL BE NULL AND VOID. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT. THE SHARES OF [COMMON/PREFERRED] STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POSTEFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THIS ACT.

FORM OF WARRANT CERTIFICATE

No.	Warrants

WARRANTS TO PURCHASE SHARES OF [COMMON/PREFERRED] STOCK

OF IMMUNOMEDICS, INC.

Immunomedics, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that [            ] or its registered assigns is the owner of the number of Warrants, set forth above, each of which represents the right, subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to (the “Warrant Agreement”), to purchase from the Company at any time, or from time to time, from the [            ] anniversary of the date of original issuance of the Warrants to the close of business on the [            ] anniversary of such date (or, if such date is not a Business Day (as defined below), the first following Business Day) (the “Exercise Period”), the number of shares of [common stock, par value $0.01 per share, of the Company (the “Common Stock”)/preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”)] described in the Warrant Agreement (each share of Common Stock issuable upon exercise of a Warrant is referred to as a “Warrant Share”). Subject to the terms and conditions of the Warrant Agreement, the exercise price per Warrant represented by this Warrant Certificate shall be $[            ] per share, adjusted as provided in Article III of the Warrant Agreement, payable in full as to each Warrant exercised at the time of purchase. The term “Exercise Price” as used herein refers to the foregoing price per share in effect at any time.

This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period. The portion of any Warrant not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period.

Each such purchase of Warrant Shares shall be made, and shall be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Company at the principal office of the Company, with the form of Election to Exercise on the reverse hereof duly filled in and signed, and upon (a) payment in full to the Company of the Exercise Price (i) in cash or (ii) by certified or official bank check or (iii) by any combination of the foregoing, all as provided in the Warrant Agreement, or (b) by Conversion in the manner set forth in Section 2.03 of the Warrant Agreement, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of [            ] (the “Warrant Agreement”), between the Company and [            ], and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Copies of the Warrant Agreement are available for inspection by the registered holder at the principal office of the Company.

The Company shall not be required upon the exercise of the Warrants represented hereby to issue fractions of Warrant Shares or to distribute share certificates that evidence fractional Warrant Shares. Every holder of this Warrant Certificate expressly waives its right to receive any fraction of a Warrant Share or a share certificate representing a fraction of a Warrant Share. Fractional Warrant Shares that otherwise would be issuable in respect of such exercise shall be paid in cash as provided in the Warrant Agreement, and the number of Warrant Shares issuable to such Warrantholder shall be rounded down to the next nearest whole number. If such Warrant Certificate shall not have been exercised in full, the Company will issue to such Warrantholder a new Warrant Certificate exercisable for the number of shares of [Common/Preferred] Stock as to which such Warrant shall not have been exercised.

This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the principal office of the Company for new Warrant Certificates representing the same aggregate number of Warrants as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

This Warrant Certificate is transferable (subject to restrictions set forth in the Warrant Agreement) at the principal office of the Company by the registered holder hereof in person or by such holder’s attorney duly authorized in writing, upon (i) surrender of this Warrant Certificate and (ii) upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, representing in the aggregate a like number of Warrants, will be issued to the transferee. Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company and with every subsequent holder of this Warrant

Certificate that until due presentation for the registration of transfer of this Warrant Certificate on the Warrant Register maintained by the Company, the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute and lawful owner for all purposes whatsoever and the Company shall not be affected by any notice to the contrary.

Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Warrants or his transferee any rights whatsoever as a stockholder of the Company.

The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

IMMUNOMEDICS, INC.

By:

(CORPORATE SEAL)

Attest:

ELECTION TO EXERCISE

(To be executed upon exercise of Warrant)

TO IMMUNOMEDICS, INC.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,                      shares of [Common/Preferred] Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check (or combination thereof) in the amount of $                            .

Please issue a certificate or certificates for such shares of [Common/Preferred] Stock in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

Name
Address
Signature

Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in the assignment form below.

Dated: ,

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received,                                          hereby sells, assigns and transfer unto                                          the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                  attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated: ,

NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate

To:	Immunomedics, Inc.

300 American Road

Morris Plains, New Jersey 07950

CASHLESS EXERCISE FORM

(To be executed upon conversion of the attached Warrant)

The undersigned hereby irrevocably elects to surrender its Warrant for the number of shares of [Common/Preferred] Stock as shall be issuable pursuant to the cashless exercise provisions set forth in Section 2.03 of the Warrant Agreement setting forth the terms of the within Warrant, in respect of [            ] shares of [Common/Preferred] Stock underlying the within Warrant, and requests that certificates for such securities be issued in the name of and delivered to:

(Print, Name, Address and Social Security

or Tax Identification Number)

and, if such number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:	Name
(Print)

Address:

(Signature)